EXHIBIT 99.1

FCB Financial Holdings, Inc. Post Hurricane Irma Operations Update

Weston, Fla., September 19, 2017 -FCB Financial Holdings, Inc. (NYSE: FCB) today reports it is 100% operational and currently expects only nominal customer business interruption or credit impact as a result of the storm.
The Bank has contacted over 2,600 clients since the storm passed representing 99% of Commercial and CRE loans and 80% of Residential loans in affected areas across the state. Based on these client interactions and the review of all exposures, we do not anticipate any material adverse portfolio or economic impacts to FCB as a result of Hurricane Irma. Consistent with our underwriting policies, client interactions indicate a large majority of hurricane related damage is covered by insurance proceeds, excess collateral value and guarantor support with recovery timelines varying from immediate to repairs requiring short-term downtime.
FCB performance updates:

•	All 46 branches and corporate offices are up and running with no significant damage;

•	All technology and bank operations are fully operational;

•	Our business continuity plan was fully implemented with no disruptions to client account access throughout the storm;

•	Comprehensive customer outreach contacted over 2,600 clients representing nearly $5 billion in loans outstanding throughout the state including;

◦	Over 1,100 or 99% of Commercial customers in impacted areas of Florida totaling $4.0 billion in loans outstanding; and

◦	Nearly 1,500 residential customers in impacted areas on the West Coast of Florida totaling $0.8 billion in loans outstanding.
Community response actions include the following:

•	Established expedited lending processes for customers needing restoration funds quickly;

•	Temporarily suspended overdraft, ATM, late and credit card fees;

•	Authorized our lending teams to provide modifications to aid in recovery if necessary;

•	Committed resources and community service from FCB and our employee base throughout the recovery process; and

•	Established a relief fund for our associates that were most affected, in which every dollar contributed will be matched by FCB.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, you are cautioned not to place undue reliance on such statements. Additional information regarding certain risks, uncertainties and other factors that could cause actual strategies, actions and results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under the heading “Risk Factors” in our most recent Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and FCB Financial Holdings, Inc. undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

About Florida Community Bank

Florida Community Bank, N.A., (NYSE: FCB) is the largest community banking company and the second largest Florida-based independent bank, and among the most highly capitalized banks in the state. Awarded a five-star rating from Bauer Financial™, FCB assets are more than $10 billion, with capital ratios that exceed regulatory standards. Since its founding in 2010, FCB has been steadfast in its commitment to delivering personalized service, innovation, and products and services equal to those offered by the national banks. Similarly, FCB recognizes the importance of community, fostering a corporate culture that promotes employee volunteerism at all levels, while supporting community-based programs and partnerships that help promote greater financial independence and improved quality of life for families. FCB serves individuals, businesses and communities across the state with 46 full-service banking centers from east to west, and from Daytona Beach to Miami-Dade. For more information, visit FloridaCommunityBank.com, Equal Housing Lender, Member FDIC.

For further information contact:

FCB Financial Holdings, Inc.
Matthew Paluch
(305) 668-5420
IR@fcb1923.com